UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2025

Hexcel Corporation

 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-8472 (Commission File Number)	94-1109521 (I.R.S. Employer Identification No.)

Two Stamford Plaza

281 Tresser Boulevard

Stamford, Connecticut 06901-3238

(Address of principal executive offices) (Zip Code)

(203) 969-0666

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	HXL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Hexcel Corporation (the “Company”) held its 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) on May 8, 2025. The final voting results from the 2025 Annual Meeting are as follows:

(i)	The stockholders elected all of the Company’s nominees for director as follows:

Name of Director	For	Against	Abstain	Broker Non-Votes
Thomas C. Gentile III	67,106,511	5,017,532	70,706	3,432,985
Jeffrey C. Campbell	66,935,144	5,225,515	34,090	3,432,985
James J. Cannon	71,187,920	863,649	143,180	3,432,985
Cynthia M. Egnotovich	67,040,451	4,986,664	167,634	3,432,985
Guy C. Hachey	69,054,348	3,005,107	135,294	3,432,985
Dr. Patricia A. Hubbard	70,806,729	1,221,811	166,209	3,432,985
David H. Li	70,888,912	1,265,145	40,692	3,432,985
Nick L. Stanage	71,594,196	557,606	42,947	3,432,985
Catherine A. Suever	71,181,408	871,524	141,817	3,432,985

(ii)	The stockholders, on an advisory, non-binding basis, approved the 2024 compensation of the Company’s named executive officers as follows:

For	Against	Abstain	Broker Non-Votes
62,887,628	9,106,324	200,797	3,432,985

(iii)	The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2025 as follows:

For	Against	Abstain
73,086,757	2,350,891	190,086

(iv)	The stockholders approved the amendment and restatement of the Hexcel Corporation 2016 Employee Stock Purchase Plan (as amended and restated, the “ESPP”), including to increase available shares, as follows:

For	Against	Abstain	Broker Non-Votes
71,769,907	377,267	47,575	3,432,985

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 2025

Hexcel Corporation

By:	/s/ Gail E. Lehman
Name:	Gail E. Lehman
Title:	Executive Vice President, Chief Legal and Sustainability Officer, and Secretary